EXHIBIT 10.16

FORM OF STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT

This Stock Option Agreement (the "Agreement"), made as of the ______________, _____ (the "DATE OF GRANT"), by and between PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC. ("PHYHEALTH") and ___________________________ __________________(the "GRANTEE"), evidences the grant, by PHYHEALTH, of a Stock Option (the "Option") to the Grantee on such date and the Grantee's acceptance of the Option. PHYHEALTH and the Grantee agree as follows:

1.           SHARES OPTIONED AND OPTION PRICE. The Grantee shall have an option to purchase _________ shares of PHYHEALTH Common Stock, for the price of ______ per share, subject to the terms and conditions of this Agreement.

2.         VESTING. Except as otherwise provided in section 3 below and subject to the
"acceleration of vesting upon termination of employment provisions" of the GRANTEE's Employment Agreement, this Option shall be deemed vested with respect to the number of shares described in section 1 as follows:

(a)	______________________________________________________
(b)	______________________________________________________
(c)	______________________________________________________

3.           EXERCISE PERIOD. The Option may be exercised from time to time, for a period of ___ ____ years, with respect to all or any number of the then unexercised shares as to which the Option has vested under section 2, on any regular business day of PHYHEALTH at its then executive offices.

4.           EXERCISE.    (a) During the period that the Option is exercisable, it may be exercised in full or in part by the Grantee, his or her legal representatives, guardian or Successor, by delivering or mailing written notice of the exercise to the Secretary of PHYHEALTH. The written notice shall be signed by each person entitled to exercise the Option and shall specify the address and Social Security number of each such person. If any person other than the Grantee purports to be entitled to exercise all or any portion of the Option, the written notice shall be accompanied by proof, satisfactory to the Secretary of PHYHEALTH, of that entitlement.

(b) The written notice shall be accompanied by full payment of the exercise price for the shares as to which the Option is exercised in either (i) cash, certified or bank cashier's check or money order, payable to PHYHEALTH, or ((ii) pursuant to a cashless exercise whereby PHYHEALTH will issue shares of the Company's Common Stock (less those shares used as consideration of the exercise price) ("OPTION SHARES") directly to GRANTEE. The value of the shares used as consideration for the OPTION SHARES shall be calculated by using the closing price of a share of PHYHEALH's Common Stock on the business day immediately preceding the date of exercise as reported on the principal securities exchange or other securities market on which the common stock is then being traded, or (iii) in any combination of the foregoing.

(c) The written notice of exercise will be effective and the Option shall be deemed exercised to the extent specified in the notice on the date that the written notice (together with required accompaniments respecting payment of the exercise price) is received by the Secretary of PHYHEALTH at its then executive offices during regular business hours.

5. PIGGYBACK RIGHTS. Whenever PHYHEALTH proposes to register any of its common equity securities under the Securities Act of 1933, as Amended, whether for its own account or for the account of one or more stockholders of the Company, and the registration form to be used may be used for any registration of the Shares (a Piggyback Registration"), PHYHEALTH shall give the GRANTEE prompt written notice (in any event within 10 business days after its receipt of notice of any exercise of other demand registration rights) of its intention to effect such a registration and, at the option of GRANTEE, shall include in such registration all Shares with respect to which GRANTEE has given a written request to PHYHEALTH for inclusion therein within 15 days after the receipt of PHYHEALTH's notice.

6. TRANSFER OF SHARES; TAX WITHHOLDING. As soon as practicable after receipt of an effective written notice of exercise and full payment of the exercise price as provided in section 4 above, the Secretary of PHYHEALTH shall cause ownership of the appropriate number of shares of PHYHEALTH Common Stock to be transferred to the person or persons exercising the Option by having a certificate or certificates for such number of shares registered in the name of such person or persons and shall have each certificate delivered to the appropriate person. Notwithstanding the foregoing, if PHYHEALTH or a Subsidiary requires reimbursement of any tax required by law to be withheld with respect to shares of PHYHEALTH Common Stock, the Secretary shall not transfer ownership of shares until the required payment is made.

7. TRANSFERABILITY. Except for assignments made with PHYHEALTH's prior written approval (which may be denied or conditioned in the sole discretion of PHYHEALTH), the rights under this Agreement may not be transferred except by will or the laws of descent and distribution. The rights under this Agreement may be exercised during the lifetime of the Grantee only by the Grantee (or by his guardian, legal representative or Successor). The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Grantee.

8. REOUIREMENTS OF LAW. This Option may not be exercised if the issuance of shares of PHYHEALTH Common Stock upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. The Grantee, as a condition to his exercise of this Option, shall represent to PHYHEALTH that the shares of PHYHEALTH Common Stock to be acquired by exercise of this Option are being acquired for investment and not with a present view to distribution or resale, unless counsel for PHYHEALTH is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

9. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by, and construed under the laws of the State of Florida. Jurisdiction and venue for all purposes shall be in the county of Miami-Dade, State of Florida.

IN WITNESS WHEREOF, The Compensation Committee of the Board of Directors has approved this Agreement and PHYHEALTH, by its duly authorized officer, and the GRANTEE has signed this Agreement as of the date first above written.

Physicians Healthcare Management Group, Inc.

/s/ Robert Trinka
By: Robert Trinka, CEO

Grantee